                                    AGREEMENT

         THIS AGREEMENT ("Agreement") made as of the 27th day of August, 1998, by and among 2CONNECT EXPRESS, INC., a Florida corporation ("2Connect"), STERNE, AGEE & LEACH, INC., a Delaware corporation ("Sterne Agee"), JAMES S. HOLBROOK, JR., an individual in his sole capacity as a member of the New Board, CRAIG HEYWARD, an individual in his sole capacity as a member of the New Board, GENE WOODHAM, an individual in his sole capacity as a member of the New Board.

                                R E C I T A L S:

         WHEREAS, 2Connect is a specialty retailer and direct, consultative marketer of communications related products and services;

         WHEREAS, on January 12, 1998, 2Connect filed a voluntary petition for protection under Chapter 11 ("Bankruptcy Case") of the United Stated Bankruptcy Code in the United States Bankruptcy Court ("Court") for the Southern District of Florida, Case No. 98-20169-BKC-RBR, in order to protect the interest of its creditors and shareholders and is a debtor in possession therein;

         WHEREAS, 2Connect developed a plan ("Business Plan") for 2Connect to emerge from the Bankruptcy Case originally set forth in that certain letter of intent dated February 27, 1998 ("Letter of Intent") and which requires the completion of several transactions including the merger of Bobby Allison Cellular Systems of Florida, Inc. d/b/a Bobby Allison Cellular & Pagers, a Florida corporation ("Bobby Allison") which is a cellular and paging specialty retailer based in Largo, Florida, into 2Connect Acquisition, Inc., a wholly-owned subsidiary of 2Connect ("Merger"), the terms of which have been set forth in that certain Merger Agreement by and among 2Connect, Bobby Allison and the shareholders of Bobby Allison dated May 1, 1998 ("Merger Agreement"), and a letter of intent or other agreement for subsequent financing of the merged entity in the minimum amount of $2.5 million to finance its future business ("Equity Investment") which financing is proposed to be conducted by Sterne Agee and which financing was contemplated to be a registered offering to 2Connect's Unitholders;

         WHEREAS, Sterne Agee, as an accommodation to the Business Plan and to induce Bobby Allison to enter into the Letter of Intent, loaned through an affiliated Alabama general partnership formed on February 23, 1998 and known as The Sterne Agee Investors No. 3 ("Partnership") $200,000 to Bobby Allison ("Allison Loan") pursuant to that certain Promissory Note dated February 27, 1998 in order to provide Bobby Allison with the working capital from then until such time as 2Connect could emerge from the Bankruptcy Case and complete the Merger and the Equity Investment and which Allison Loan shall be repaid from the proceeds of the Equity Investment and which Allison Loan is collateralized by a pledge of 10% of the capital stock of Bobby Allison pursuant to that certain Stock Pledge Agreement dated February 27, 1998; however, 2Connect asserts that it has no first hand knowledge that this has occurred;

         WHEREAS, because the Partnership made the Allison Loan at the request of 2Connect, Sterne Agee required that Sterne Agee and 2Connect enter into that certain agreement by and between Sterne Agee and 2Connect dated February 27, 1998 ("Sterne Agee/2Connect Agreement") whereby 2Connect agreed to use its best efforts to pursue the Business Plan and the Merger, to get Sterne Agee's approval on the Plan of Reorganization and to give Sterne Agee notice of Court hearings on the Plan of Reorganization;

         WHEREAS, Sterne Agee asserts that it has further raised approximately $300,000 of the Equity Financing through the sale of Convertible Debentures ("Debentures") in Bobby Allison as contemplated in the Merger Agreement and may have to raise an additional $500,000 through the sale of additional Debentures and 2Connect asserts that it has no first hand knowledge that this has occurred or may occur;

         WHEREAS, 2Connect filed a Plan of Reorganization and Disclosure Statement with the Court on April 15, 1998, which were subsequently amended resulting in (i) the "Second Amended Disclosure Statement for Amended Plan of Reorganization Proposed by the Debtor" approved by the Court on June 16, 1998 and, after certain amendments required by the Court, filed with the Court in final on June 24, 1998 ("Disclosure Statement") and (ii) the "Debtor's Amended Plan of Reorganization" filed with the Court on June 24, 1998 ("Plan of Reorganization") (Disclosure Statement and Plan of Reorganization are hereinafter collectively referred to as the "Bankruptcy Filings");

         WHEREAS, Sterne Agee asserts that 2Connect never obtained Sterne Agee's approval of the Plan of Reorganization or the Disclosure Statement pursuant to the Sterne Agee/2Connect Agreement and Sterne Agee has asserted that the Plan of Reorganization is not accurate; however, 2Connect disagrees with Sterne Agee's position and asserts that Sterne Agee received all required notice and that the Plan of Reorganization was accurate;

         WHEREAS, the Plan of Reorganization requires the approval of the creditors who are represented by the creditors' committee formed pursuant to that certain filing with the Court dated February 17, 1998 ("Creditors' Committee");

         WHEREAS, Sterne Agee negotiated a settlement with the Creditor's Committee to induce the Creditors' Committee to withdraw a motion to convert the case to Chapter 7 ("Settlement") and 2Connect asserts that it was equally involved in such Settlement;

         WHEREAS, Sterne Agee asserts that because the Settlement was never formalized into an agreement, counsel to Sterne Agee sent a letter to counsel for the Creditors' Committee dated May 6, 1998 to confirm the price to be paid by Sterne Agee to the creditors and the assets for which such payment would purchase which included $100,000 for 100% of the corporate shell, the NOL, the general intangibles and the Coral Square store lease, 80% of cost for inventory at the Coral Square store and $85,000 for certain store fixtures and a desktop publishing system, software and computers

("May 6 Letter"); however, 2Connect disagrees that the Settlement was never formalized and believes that Sterne Agee is bound thereby;

         WHEREAS, counsel to Sterne Agee sent a copy of the May 6 Letter to counsel for 2Connect under cover of a letter dated May 19, 1998 which stated that such May 6 Letter should constitute an offer for the acquisition of certain assets of 2Connect ("May 19 Letter");

         WHEREAS, 2Connect and the Creditors' Committee deem the May 6 Letter and the May 19 Letter as binding agreements among Sterne Agee, 2Connect and the Creditors' Committee (the May 6 Letter and May 19 Letter are hereinafter referred to as the "Creditors' Committee Agreement"); however, Sterne Agee has asserted that the Creditors' Committee Agreement is not enforceable against Sterne Agee because 2Connect cannot meet the condition precedent required by the Creditor's Committee Agreement whereas 2Connect believes that it can meet the condition precedent;

         WHEREAS, while the Creditors' Committee Agreement was incorporated into the Bankruptcy Filings, Sterne Agee does not believe that the Bankruptcy Filings accurately reflect the Creditors' Committee Agreement and has notified 2Connect thereof and 2Connect does believe that the Bankruptcy Filings accurately reflect the Creditors' Committee Agreement and has notified Sterne Agee thereof;

         WHEREAS, Sterne Agee assigned Bobby Allison the right under the Creditors' Committee Agreements to purchase the inventory at the Coral Square store at 80% of cost and the desktop publishing system, software and computers for $10,000 and which Bobby Allison has purchased;

         WHEREAS, Sterne Agee asserts that Section 1.05(d) of the Merger Agreement requires that all of the current members of the Board of Directors of 2Connect ("Board") other than Marc Fishman resign from the Board upon the occurrence of certain events including the execution of the Merger Agreement and the Creditors' Committee Agreement; however, 2Connect disagrees with Sterne Agee's position;

         WHEREAS, Sterne Agee asserts that all such events have occurred but the Board has refused to resign; however, 2Connect disagrees with Sterne Agee's position and believes that it has complied with the Merger Agreement;

         WHEREAS, Bobby Allison has given 2Connect formal notice that 2Connect is in breach of the Merger Agreement and also questions whether certain other conditions to the Merger will be met including the Equity Financing and compliance with Article XIII of the Merger Agreement regarding satisfaction of Bobby Allison that the reorganized 2Connect will not retain any liability from that certain class action lawsuit filed against the directors of 2Connect on April 17, 1998 and which reserves the right to add 2Connect as a defendant when and if possible; however, 2Connect disagrees it has received such notice from Bobby Allison;

         WHEREAS, Sterne Agee has further notified 2Connect that it does not believe that the conditions to the Merger will be met and that there is a risk that the Merger will not occur and that consequently the Creditors' Committee Agreement would terminate for lack of any enforceable Merger Agreement; however, 2Connect disagrees with such statement and asserts that the Merger is not a condition to the Creditor's Committee Agreement;

         WHEREAS, 2Connect accused Sterne Agee of anticipatorily breaching the Creditors' Committee Agreement and threatened legal action and filed a motion with the Court on July 22, 1998 requesting approval of the Debtor's First Modification to the Second Amended Disclosure Statement ("Modification") reflecting its perception that Sterne Agee has breached the Creditors' Committee Agreement;

         WHEREAS, Sterne Agee filed with the Court on August 3, 1998 an objection to such motion stating that Sterne Agee was not in breach, anticipatorily or otherwise, of the Creditors' Committee Agreement because of 2Connect's failure to meet the conditions precedent to the Creditor's Committee Agreement and, in response to such objection, 2Connect agreed to amend some of the language in the Modification to reflect Sterne Agee's position;

         WHEREAS, the parties have come to a settlement of their differences pursuant to letter of counsel to Sterne Agee dated August 13, 1998, and letter of counsel to the Debtor dated August 14, 1998 which, among other things, (i) eliminates any requirement for an enforceable Merger Agreement as a condition precedent and (ii) requires execution of a formal definitive agreement between Sterne Agee and 2Connect;

         WHEREAS, the parties now wish to formalize a definitive agreement to incorporate the agreed upon terms outlined in such letters;

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the parties hereby agree as follows:

         1. CAPITALIZED TERMS. All capitalized terms not otherwise defined herein shall have the meaning given them in the Plan of Reorganization.

         2. PURCHASE PRICE. Subject to the terms and conditions contained in this Agreement, Sterne Agee hereby agrees to pay $175,000 ("Payment") to 2Connect as follows: $100,000 for 100% of the equity of 2Connect, the NOL, the general intangibles, the Coral Square store lease, and any other leases or assets of 2Connect in existence on the execution of this Agreement, other than the Fixtures ("Intangibles") and $75,000 for the store fixtures as previously identified and inspected by Bobby Allison and which are in the same condition as when so inspected ("Fixtures") (collectively, the Intangibles and the Fixtures are hereinafter referred to as the "Assets"). Sterne Agee acknowledges that the Payment shall constitute the New Value Contribution. The Payment may be made by Sterne Agee directly, through Bobby Allison, or as Sterne Agee otherwise deems appropriate and will be made only in accordance with paragraph 6 of this Agreement.

         3. EXECUTION OF AGREEMENT. Immediately upon and simultaneously with the EXECUTION of this Agreement and without regard to any approval of this Agreement by the Court, all the following shall occur:

                  (a) Each of Thomas H. Hicks ("Hicks"), Bruce S. Foerster ("Foerster"), John Isaac ("Isaac"), David Colby ("Colby") and Arnold Jaffee ("Jaffee") shall submit an original manually executed written resignation dated the same date as the execution of this Agreement ("Resignations") from the Board of Directors of 2Connect ("Board") to Markowitz, Davis, Ringel & Trusty, P.A. of Miami, Florida, Sterne Agee's local counsel ("Markowitz Firm"), and 2Connect hereby represents and warrants and certifies to Sterne Agee that Hicks, Foerster, Isaac, Colby, Jaffee and Marc Fishman ("Fishman") constitute all of the members of the Board as of the date of execution of this Agreement and that there has been no action taken by the Board or the shareholders of 2Connect, agreements entered into or other actions which could result in any other person serving on or having any right to serve on the Board. Hicks shall resign his position as Chief Executive Officer, President and any other office held for the Corporation.

                  (b) 2Connect shall submit to the Markowitz Firm an original unanimous written consent of the Board in the form and substance as attached hereto as EXHIBIT "A" ("Unanimous Consent") which has been manually executed by Fishman in his capacity as the sole remaining member of the Board and dated the same date as the date of execution of this Agreement appointing James S. Holbrook, Jr., Craig Heyward and Gene Woodham to the Board ("New Board") to fill three of the five vacancies on the Board created by the Resignations and appointing James S. Holbrook, Jr. as Chairman of the Board. Although Hicks shall have resigned from all directorships and offices of 2Connect, the New Board will hire Hicks and those persons currently employed by 2Connect ("Employees") as employees of 2Connect for the sole purpose of assisting the New Board with the day to day administrative duties regarding administration of the Bankruptcy Case but such Employees will have no participation in the management of 2Connect as an ongoing corporation. All salaries for such Employees and expenses of 2Connect associated with the duties and activities of the Employees shall be paid by the Estate. The Employees shall be employed by 2Connect at the direction of 2Connect for the same salaries as in existence immediately prior to this Agreement.

                  (c) Sterne Agee will deposit $175,000 ("Escrow Deposit"), representing the entire Payment, into an interest bearing account ("Escrow Deposit Account") chosen by the Markowitz Firm which shall be part of a separate escrow account with the Markowitz Firm as the escrow agent ("Escrow Account") pursuant to an escrow agreement in the form and substance attached hereto as EXHIBIT "B" ("Escrow Agreement") and all interest accrued on the Escrow Deposit Account at the time of the termination of the Escrow Account shall be paid to Sterne Agee.

                  (d) Sterne Agee shall deliver original manually executed indemnity agreements dated the same date as the execution of this Agreement in the form and substance as attached hereto as EXHIBIT "C" ("Indemnity Agreement") whereby Sterne Agee indemnifies each of Hicks, Foerster, Isaac, Colby, Jaffee and Fishman ("Old Board"), but Fishman only if and when Fishman resigns, for any liability they may incur (including reasonable attorney's fees and expenses) in their capacity as prior members of the Board resulting from and as a consequence of the actions of the New Board during the period of time beginning with the execution of the Indemnity Agreement until the earlier to occur of (i) the termination of the Escrow Account or (ii) the release of the Escrow Deposit ("Indemnification Expiration"). However, with regard to Hicks, his Indemnity Agreement shall extend to the later to occur of (i) the Indemnification Expiration or (ii) until Hicks is no longer an Employee. Also, Sterne Agee shall indemnify Fishman pursuant to an Indemnity Agreement for any liability which Fishman may incur as a member of the New Board from the date of the Agreement until the earlier to occur of (i) Fishman's resignation or (ii) the date the entry of the Confirmation Order (as defined below).

         4. [THIS SECTION 4 HAS BEEN INTENTIONALLY DELETED]

         5. EXISTING BANKRUPTCY PROCEEDINGS AND D&O POLICY.

         (a) Unless ordered by the Court or recommended by Kelley Drye & Warren LLP as bankruptcy counsel for 2Connect as the debtor-in-possession, neither Sterne Agee nor the New Board will take any action (i) to interfere with the confirmation process or the timing of the confirmation process of the Amended Plan of Reorganization (as defined in Section 6(b) below) and the distribution of the proceeds of the assets of 2Connect designated for the creditors pursuant to the Amended Plan of Reorganization or (ii) to remove Kelley Drye & Warren LLP as bankruptcy counsel for 2Connect as the debtor-in-possession. In addition, Sterne Agee and the New Board shall take such actions as they may legally take to consummate the issuance of the common stock of 2Connect to Sterne Agee in accordance with Section 6(d) below.

         (b) Upon execution of this Agreement, each member of the New Board shall become an insured person under the existing Directors & Officers Policy ("Policy") in effect immediately prior to the execution of this Agreement which has been extended by the Old Board until September 15, 1998 and without cost to the New Board. Sterne Agee and/or the members of the New Board will pay for any extension of the Policy from September 15, 1998 until the Effective Date; however, the New Board will not cancel the Policy or fail to extend/renew the Policy beyond Septmber 15, 1998 or any subsequent termination date of the Policy, as extended ("Termination Date"), without first giving the Old Board notice through Paul Battista of Kelley Drye & Warren LLP 10 calendar days prior to such cancellation or Termination Date which may occur on September 15, 1998. In the event that the New Board cancels or fails to extend/renew the Policy, then the New Board shall assign 2Connect's rights to the Policy to the Old Board and the Old Board may either extend the Policy or purchase tail coverage ("Tail") insurance from the date of cancellation or the Termination Date forward at the Old Board's sole expense and such extension or Tail shall continue to include the members of the New Board.

         6. RELEASE OF ESCROW ACCOUNT AND PAYMENT. Upon the occurrence of and completion of each and all of the following, the Escrow Account shall terminate and the Escrow Deposit shall be released and the Markowitz Firm shall transfer the Escrow Deposit to 2Connect or its nominee:

                  (a) 2Connect shall have filed with the Court the Continuance Motion which Continuance Motion shall be attached to this Agreement as an exhibit. The Continuance Motion shall have been approved in writing by Sterne Agee. Counsel to 2Connect shall use its best efforts to seek approval of the Continuance Motion. Upon approval by the Court of the Continuance Motion and in accordance with the Continuance Order, 2Connect will distribute ("Distribution") the Continuance Order to each of the creditors, holders of Equity Securities and securities convertible into Equity Securities (including persons who purchased Units of 2Connect during its initial public offering) and other interested parties of 2Connect (collectively, "Interested Persons") at 2Connect's cost. Sterne Agee and 2Connect shall cooperate and each use their best efforts to obtain an accurate list of Interested Persons for the Distribution and 2Connect shall amend its schedules to schedule all such persons as claimants in the Bankruptcy Case to the extent not already listed thereon. 2Connect shall cooperate with Sterne Agee to give notice by publication if Sterne Agee so desires at Sterne Agee's cost.

                  (b) 2Connect shall have filed with the Court an amendment to the Plan of Reorganization ("Amended Plan of Reorganization") which shall have been approved in writing by Sterne Agee and which shall provide, among other things, that (i) all Equity Securities and any other securities convertible into Equity Securities which have been issued by 2Connect shall be canceled and extinguished, (ii) that neither Sterne Agee nor the Reorganized Debtor will pay any reorganization trustee fees of any kind based on disbursements made by 2Connect ("Fees") and that all such Fees shall be borne solely by the estate and paid from the funds derived from the liquidation of 2Connect's assets including the Assets and (iii) that the Coral Square lease shall be assumed by 2Connect in accordance with 11 U.S.C. ss. 365. Counsel to 2Connect shall use its best efforts to seek confirmation of the Amended Plan of Reorganization.

                  (c) The Court shall have entered an order ("Confirmation Order") which, subject to Section 8 below, shall have become final and non-appealable (i) confirming the Amended Plan of Reorganization which contemplates the Merger and is not a plan of liquidation and (ii) finding substantially that (a) notification by publication, if made, constitutes adequate notice to Interested Parties, (b) all Interested Persons have been given adequate notice of the Amended Plan of Reorganization and (iii) all Interested Parties are bound by the Amended Plan of Reorganization.

                  (d) Upon the Effective Date, Sterne Agee shall be issued 30,000 shares of the common stock of 2Connect, par value $.01 per share, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of 2Connect ("Post-Petition Equity") as of the Effective Date making Sterne Agee the sole shareholder and owner of 2Connect on a fully diluted basis.

         7. POST-PETITION EQUITY. Sterne Agee acknowledges that the Post-Petition Equity shall not be registered with the U.S. Securities and Exchange Commission ("SEC") but will be issued to Sterne Agee pursuant to the exemption from registration with the SEC contained in Section 4(2) of the Securities Act of 1933 and shall be subject to the customary restrictions on resale. 2Connect represents and warrants that 2Connect has not filed a certificate with the SEC pursuant to Section



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



12(g)(4) of the Securities Exchange Act of 1934, as amended. Each certificate representing the Post- Petition Equity shall bear the following legend:

         The securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar Rule under the Securities Act relating to the distribution of securities) or (iii) if an exemption from registration under the Securities Act is available.

         8. APPEALS. Should there be an appeal of the Confirmation Order, Sterne Agee agrees that if no stay of such order is obtained by the Effective Date, the Markowitz Firm, as the escrow agent for the Escrow Account, shall release the Escrow Deposit to the estate of 2Connect or its nominee and consummate the transactions in this Agreement.

         9. AUTHORITY. Subject to Court approval of this Agreement, 2Connect hereby represents and warrants to Sterne Agee that 2Connect has all requisite power and authority to execute, deliver, and perform this Agreement and that all necessary corporate proceedings of 2Connect have been duly taken to authorize the execution, delivery, and performance by 2Connect of this Agreement. Subject to Court approval of this Agreement, this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of 2Connect, and is enforceable as to 2Connect in accordance with its terms.

         10. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to Sterne Agee, shall be either hand delivered or by facsimile and confirmed by letter, to Sterne, Agee & Leach, Inc., 1901 Sixth Avenue North, 2100 AmSouth Harbert Plaza, Birmingham, Alabama 35203-2675, Attention: James S. Holbrook, Jr., facsimile number (205) 252-6141, with a copy to Burr & Forman LLP, 3100 SouthTrust Tower, 420 North Twentieth Street, Birmingham, Alabama 35203, Attention: William K. Holbrook, Esq., facsimile number (205) 458-5100, or if sent to 2Connect, shall be either hand delivered or by facsimile and confirmed by letter, to 2Connect Express, Inc., 3500 Gateway Drive, Suite 101, Pompano Beach, Florida 33069,
Attention: Thomas H. Hicks, facsimile number (954) 797-8636, with a copy to Kelley Drye & Warren LLP, 201 S. Biscayne Blvd., 2400 Miami Center, Miami, Florida 33131, Attention: Paul J. Battista, Esq., facsimile number (305) 372-2490. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to conflict of laws.

         12. AMENDMENT. No amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or


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



not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenants hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         13. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

         14. TERMINATION. Sterne Agee may unilaterally terminate this Agreement and the Agreement shall be of no further force and effect and neither party will have any obligations to the other pursuant to this Agreement upon written notice by Sterne Agee to 2Connect in the event that either of the following occur (i) either 2Connect, the Court, the Creditors' Committee or Counsel to 2Connect converts the Bankruptcy Case in the Court from a reorganization to a liquidation, even if in Chapter 11 and (ii) an appeal regarding the Confirmation Order is filed and a stay of the Confirmation Order is granted at any time prior to the Effective Date.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         16. HEADINGS. The headings of the paragraphs herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.


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


         IN WITNESS WHEREOF, the parties have caused this instrument to be properly executed as of the day and year first above written; provided, however, that James S. Holbrook, Jr., Craig Heyward and Gene Woodham have executed this Agreement solely in their capacities as members of the New Board and only with respect to Sections 5 and 3(b) of this Agreement.


                               2CONNECT EXPRESS, INC.



                               By: /s/ Thomas H. Hicks
                                  -------------------------------------------
                                  Thomas H. Hicks
                                  Its: Chief Executive Officer



                               STERNE, AGEE & LEACH, INC.


                               By: /s/ James S. Holbrook, Jr.
                                  -------------------------------------------
                                  James S. Holbrook, Jr.
                                  Its: Chairman



                               /s/ James S. Holbrook, Jr.
                               ----------------------------------------------
                               James S. Holbrook, Jr., as member of New Board



                               /s/ Craig Heyward
                               ----------------------------------------------
                               Craig Heyward, as member of New Board



                               /s/ Gene Woodham
                               ----------------------------------------------
                               Gene Woodham, as member of New Board




                                       10